EXHIBIT 10.1

Third Amendment to Loan Documents

This Third Amendment to Loan Documents (this "Amendment") is dated as of December 21, 2018, by and between Nautilus, Inc. (the "**Borrower**") and JPMorgan Chase Bank, N.A. (together with its successors and assigns the "**Bank**"). The provisions of this Amendment are effective on the date that this Amendment has been executed by all of the signers and delivered to the Bank (the "**Effective Date**").

WHEREAS, the Borrower and the Bank entered into a Credit Agreement dated December 5, 2014, as amended by the Consent and Amendment to Loan Documents dated as of December 31, 2015, and as amended by the Second Amendment to Credit Agreement dated as of March 1, 2017 (collectively, the "**Credit Agreement**"); and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Related Documents as set forth in this Amendment;

NOW, THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. **DEFINED TERMS**. Capitalized terms used in this Amendment shall have the same meanings as in the Credit Agreement, unless otherwise defined in this Amendment.

2. **MODIFICATION OF CREDIT AGREEMENT**. The Credit Agreement is hereby amended as follows:

2.1 Section 2.2 of the Credit Agreement captioned "Interpretations" is hereby amended and restated to read as follows:

2.2 **Interpretations.** Whenever possible, each provision of the Related Documents shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements. If any provision of this Agreement cannot be enforced, the remaining portions of this Agreement shall continue in effect. In the event of any conflict or inconsistency between this Agreement and the provisions of any other Related Documents, the provisions of this Agreement shall control. Use of the term "including" does not imply any limitation on (but may expand) the antecedent reference. Any reference to a particular document includes all modifications, supplements, replacements, renewals or extensions of that document, but this rule of construction does not authorize amendment of any document without the Bank's consent. Section headings are for convenience of reference only and do not affect the interpretation of this Agreement. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided, however, that in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Related Document shall be made or delivered, as applicable, in accordance therewith. Whenever the Bank's determination, consent, approval or satisfaction is required under this Agreement or the other Related Documents or whenever the Bank may at its option take or refrain from taking any action under this Agreement or the other Related Documents, the decision as to whether or not the Bank makes the determination, consents, approves, is satisfied or takes or refrains from taking any action, shall be in the sole and exclusive discretion of the Bank, and the Bank's decision shall be final and conclusive.

2.2 Section 5.2(J) of the Credit Agreement captioned "Limitation on Loans, Advances to and Investments in Others and Receivables from Others" is hereby amended and restated to read as follows:

(J) **Limitation on Loans, Advances to and Investments in Others and Receivables from Others.** Purchase, hold or acquire any Equity Interest or evidence of indebtedness of, make or permit to exist any loans or advances to, permit to exist any receivable from, or make or permit to exist any investment or acquire any interest whatsoever in, any Person, except: (1) extensions of trade credit to customers in the ordinary course of business on ordinary terms; (2) Permitted Investments; (3) loans, advances, investments and receivables existing as of the date of this Agreement that have been disclosed to and approved by the Bank in writing and that are not to be paid with proceeds of borrowings under the Credit Facilities; (4) advances to employees in the ordinary course of business in an amount not to exceed $100,000.00 at any one time outstanding; (5) loans and advances from the Borrower to a Guarantor or from a Guarantor to the Borrower; (6) investments

in and acquisition of interests in a Guarantor; (7) loans and advances to Domestic Subsidiaries that are not a Guarantor in an amount not to exceed (a) $10,000,000.00 in the aggregate in any Test Period, and (b) $25,000,000 in the aggregate during the Loan Term; (8) investments in and acquisition of interests in Domestic Subsidiaries that are not a Guarantor in an amount not to exceed (a) $10,000,000.00 in the aggregate in any Test Period, and (b) $25,000,000 in the aggregate during the Loan Term; (9) investments and acquisition of interests in, and loans and advances to, Nautilus Fitness Canada, Inc.; (10) loans and advances to Foreign Subsidiaries (other than Nautilus Fitness Canada, Inc.) in an amount not to exceed $5,000,000.00 at any one time outstanding; (11) investments in and acquisition of interests in Foreign Subsidiaries (other than Nautilus Fitness Canada, Inc.) in an amount not to exceed $5,000,000.00 in the aggregate in any Test Period; and (12) Permitted Acquisitions in an amount not to exceed (a) $20,000,000 in the aggregate in any Test Period, and (b) $60,000,000 in the aggregate during the Loan Term. As used in this subsection, the term "Test Period" means each period of four consecutive fiscal quarters. As used in this subsection, the term "Loan Term" means the period commencing on December 21, 2018 and ending on December 31, 2021.

2.3 In Section 5.2(L) of the Credit Agreement, the reference to the amount of $12,000,000.00 is deleted and a reference to the amount of $15,000,000.00 is substituted in its stead.

2.4 Section 5.2(M) of the Credit Agreement captioned "Fixed Charge Coverage Ratio" is hereby amended and restated to read as follows:

M. **Fixed Charge Coverage Ratio.** Permit its "Fixed Charge Coverage Ratio" (hereinafter defined in this subsection) for any "Test Period" (hereinafter defined in this subsection) to be less than 1.25 to 1.00. As used in this subsection, the term "Fixed Charge Coverage Ratio" means its ratio of (i) net income, *plus* amortization expense, *plus* depreciation expense, *plus* interest expense, *plus* income tax expense, *plus* non-cash stock based compensation, *plus* other non-cash, non-recurring expenses agreed to by Bank, *minus* other non-cash or non-recurring income as agreed to by Bank, *minus* income tax expense, *minus* Restricted Payments made (but only to the extent that the Net Liquidity as of the last day of the Test Period is less than $40,000,000; if the Net Liquidity as of such date is less than $40,000,000, the amount of Restricted Payments so subtracted shall be equal to the lesser of the actual Restricted Payments made or $40,000,000 minus the Net Liquidity as of such date), all computed for the Test Period, to (ii) scheduled principal payments made on long term debt, *plus* the principal portion of capitalized lease payments made, *plus* interest expense, all computed for the Test Period. As used in this subsection, the term "Test Period" means each period of four consecutive fiscal quarters. Notwithstanding anything else contained in the Credit Agreement, the Fixed Charge Coverage Ratio shall be determined for Borrower and its Subsidiaries on a consolidated basis.

3. **MODIFICATION OF LINE OF CREDIT NOTE.** The Line of Credit Note is hereby amended as follows:

3.1 **Promise to Pay.** In the paragraph titled "Promise to Pay," the reference to the date December 31, 2020 is deleted and a reference to the date December 31, 2021 is substituted in its stead.

4. **RATIFICATION.** The Borrower ratifies and reaffirms the Credit Agreement and the other Related Documents, and the Credit Agreement and the other Related Documents shall remain in full force and effect as modified by this Amendment.

5. **BORROWER REPRESENTATIONS AND WARRANTIES.** The Borrower represents and warrants that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, event, act or omission which could constitute a default or an event of default under the Credit Agreement, as modified by this Amendment, or any other Related Document exists, and (c) no condition, event, act or omission has occurred and is continuing that with the giving of notice, or the passage of time or both, would constitute a default or an event of default under the Credit Agreement, as modified by this Amendment, or any other Related Document.

6. **FEES AND EXPENSES.** The Borrower agrees to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

7. **EXECUTION AND DELIVERY BY THE BANK.** The Bank shall not be bound by this Amendment until (i) the Bank has executed this Amendment and (ii) the Borrower has executed and delivered this Amendment together with all other related

documents requested by the Bank, and the Borrower has fully satisfied all other conditions precedent, as determined by the Bank in its sole discretion.

8. **ACKNOWLEDGEMENTS OF BORROWER / RELEASE.** The Borrower acknowledges that as of the date of this Amendment it has no offsets with respect to all amounts owed by the Borrower to the Bank arising under or related to the Credit Agreement, as modified by this Amendment, or any other Related Document on or prior to the date of this Amendment. The Borrower fully, finally and forever releases and discharges the Bank, its successors and assigns and their respective directors, officers, employees, agents and representatives (each a **"Bank Party"**) from any and all claims, causes of action, debts, demands and liabilities, of whatever kind or nature, in law or in equity, of the Borrower, whether now known or unknown to the Borrower, which may have arisen in connection with the Credit Agreement or the actions or omissions of any Bank Party related to the Credit Agreement on or prior to the date hereof. The Borrower acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an agreement to change any other terms or provisions of the Credit Agreement. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future agreements, should any be requested.

9. **STATEMENTS.** The Bank may from time to time provide the Borrower with account statements or invoices with respect to any of the Liabilities ("Statements"). The Bank is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrower's convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Liabilities. If the Borrower pays the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrower shall not be in default of payment with respect to the billing period indicated on such Statement; provided, that acceptance by the Bank of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver of the Bank's right to receive payment in full at another time.

10. **INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.** The Credit Agreement and the other Related Documents, as modified by this Amendment, contain the complete understanding and agreement of the Borrower and the Bank in respect of the Credit Facilities and supersede all prior understandings and negotiations. If any one or more of the obligations of the Borrower under this Amendment or the Credit Agreement, as amended by this Amendment, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this Amendment, the Credit Agreement, as modified by this Amendment, or any other Related Document in any other jurisdiction. No provision of the Credit Agreement, as modified by this Amendment, or the other Related Documents, may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

11. **Governing Law and Venue.** This Amendment shall be governed by and construed in accordance with the laws of the State of Washington (without giving effect to its laws of conflicts). The Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Amendment may be brought by the Bank in any state or federal court located in the State of Washington, as the Bank in its sole discretion may elect. By the execution and delivery of this Amendment, the Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Borrower waives any claim that the State of Washington is not a convenient forum or the proper venue for any such suit, action or proceeding.

12. **NOT A NOVATION.** This Amendment is a modification only and not a novation. Except as expressly modified by this Amendment, the Credit Agreement, any other Related Documents, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor of any promissory note or credit facility executed in reference to the Credit Agreement or release any owner of collateral granted as security for the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any other Related Documents, the provisions of this Amendment shall supersede and control. The Bank expressly reserves all rights against all parties to the Credit Agreement and the other Related Documents.

13. **COUNTERPART EXECUTION.** This Amendment may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

14. **TIME IS OF THE ESSENCE.** Time is of the essence under this Amendment and in the performance of every term, covenant and obligation contained herein.

15. **<u>ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.</u>**

[Signatures appear on the following page.]

Borrower:

Nautilus, Inc.

By: [signature]

S. NAYAR — Chief Financial Officer

Printed Name — Title

Date Signed: 12 / 28 / 2018

Bank:

JPMorgan Chase Bank, N.A.

By: [signature]

Ryan Bennett — Authorized Officer

Printed Name — Title

Date Signed: 12 / 28 / 2018

Outside Counsel \ CDP-6553290000000
802023986000 \ DW000B00961587150151